Exhibit 10.32

                             Co-operation Agreement



                                   Soyea Ltd.

                                        &


                                 MyWeb Inc. com



                               Date: 18th May 1999

This agreement is signed by
Soyea Ltd.(hereafter referred to as "Soyea") A Company established based on the laws of China

Add:


&

MyWeb Inc. com (hereafter referred to as "MyWeb")
A Company established based on the laws of the United States of America
Add: 712 Fifth Avenue, 7th floor, New York N.Y., 10019

In accordance with the laws of China on 18th May 1999

In view of:

Soyea and MyWeb will utilize their strengths to tap and research products which are related to Internet t.v. and together they will broaden the market in China for Internet communication products.

After consultation and discussion with each other, Soyea and MyWeb (hereinafter refered to as "Both parties" or individually as "one party" or "the other party", respectively) have reached an agreement as below:


1.    Co-operation of Set-Top Box.

1.1 The above mentioned Set-Top Box refers to an electronic device that provides connection to the internet through television and telephone line.

1.2 Both parties agree, under the terms of this agreement, to co-operate in the production of the Set-Top Box and to promote it into the market of China.

1.3 MyWeb will set up a company in Beijing (hereinafter referred as "MyWeb Beijing"). After setting up MyWeb Beijing, MyWeb will transfer all the responsibility and authority pursuant to this agreement to Myweb Beijing. In due course, MyWeb Beijing will inform Soyea, in writing to confirm this transfer. Soyea has agreed to this method of confirmation.

2.    Methods of Co-operation.

2.1 Both parties agree that Soyea would be the manufacturer of MyWeb in China. Soyea will manufacture the Set-Top Box according to the following methods:

(1)   Semi Knock Down (SKD) method
      Under this method, Soyea will assemble the Set-Top Box according to the assembling formula provided by MyWeb and using parts/components provided by MyWeb.

(2)   Complete Knock Down (CKD) method
      Under this method, Soyea will follow the design, formula and standards provided by MyWeb to carry out the production, either using accessories provided by MyWeb or to buy the accessories themselves. Soyea will also install the software provided by MyWeb.

(3)   Joint Development Method
      Under this method, MyWeb will provide the required software for the Set-Top Box, whereas Soyea will be responsible for hardware design and production.

2.2 Both parties agree as this agreement shall not hinder or forbid MyWeb from making the same or similar agreements as this agreement with other electrical/electronic manufacturing companies in China to explore, research, design, produce, manufacture, sell or other ways of co-operation for the Set-Top Box or similar products.

3.    SKD Method.

3.1 Both parties agree that the first phase of this co-operation will be carried out under the SKD method, that is MyWeb will provide the parts and components (Details and specifications in Attachment 1; SKD List Regulations) and Soyea will assemble according to the assembling instructions provided by MyWeb (Details in Attachment 2; Assemble and Production Procedures). Soyea must meet the standard of system design and quality control required by MyWeb. (Details in Attachment 3; System Design And Quality Control Standards).

3.2 Both parties agree that the number of Set-Top Box produced under the SKD method will be approximately [***] units. Details will be discussed and confirmed by separate letter/written documentation. MyWeb will provide the parts and components to Soyea according to Attachment 1 SKD List. Detail numbers of parts provided and progress will be confirmed in writing.

3.3 Soyea agrees that if the production of Set-Top Box in the 1st phase under the SKD method does not exceed [***] units, no extra fees and domestic transport fees would be charged. If the production exceeds [***] units, extra fees will be charged only for the portion exceeding [***] units. Both parties will in due course, discuss and confirm the details of the extra fees in writing.

3.4 In order, MyWeb will fax the Telegraphic Transfer ("TT") payment slip to Hangzhou Westlake Electronics I/E Co. Ltd. ("Westlake"). Westlake will manage all the import and custom procedures and process of the importation of parts provided by MyWeb. The import custom duty of parts of 15% and import value added tax of 17%, would be temporarily paid by Westlake to the China customs department on behalf of MyWeb. Westlake will then bill MyWeb based on [***] of the amount declared in the import declaration forms of each part, multiplied by the total number of units (quantity) imported in RMB on a bill called value added tax bill. (The [***] will include both the import duties and import value added tax). MyWeb upon receiving the written notice from Westlake for the imported goods shall, based on this clause, pay the custom tax (value added tax, custom tax) the following day by faxing the TT payment slip to Westlake, and at the same time ensure the money is transferred to a Westlake designated bank account within 10 days of the TT slip being faxed to Westlake. If MyWeb, after receiving Westlake's request for payment of the custom duties, is not able to transfer the amount of tax into Westlake's designated bank account within the stipulated deadline, any interest arising from the tax would be borne by MyWeb, and the interest rate will be computed from the day after the 10 working days after the written notice based on the lastest fixed interest rate publish by China bank. If the import of the parts requires a permit, Westlake will be responsible for applying for and obtaining the permit.


3.5 Parts that are sent by MyWeb must be delivered to Westlake at the port determined by Westlake. Westlake shall then receive those parts at the designated port at a time and location determined by MyWeb. Westlake shall also inspect and arrange for custom declaration. Any difference in the quantity and quality of the parts shall be reported within 35 working days after delivery to Soyea's factory in Hangzhou.

3.6 MyWeb will bear the transportation charges and other charges such as insurance and delivery of the parts to the port determined by Westlake. MyWeb will also bear the transportation charges and all other related charges of delivering the parts from the port to Soyea's factory.

3.7 The responsibility of custody and risk of the parts will be transferred from MyWeb to Soyea at the designated port. Within the time period where Soyea receives the parts until MyWeb receives the completed Set-Top Box, any impair of parts due to loss, theft, damage, destruction or other man-made causes, third party responsibilies, accident or any cause that is beyond control causing the destruction or loss of the part will be borne fully by Soyea, regardless wheather Soyea is personally responsible for the loss or damage.

3.8 Soyea can only use the parts provided by MyWeb for the purpose specifically indicated in this agreement. Soyea cannot transfer, sell, or give to third party vide any other methods, nor allow third party to manufacture, develop, research or for any other purposes without the prior written notice and consent by MyWeb.

3.9 Soyea agrees to complete the manufacture of MyWeb Set-Top boxes on an agreed time frame by both parties based on the SKD production that is based on the standard specification of MyWeb Set-Top box (as per Attachment III) for MyWeb.

3.10 With reference to the agreement clause 3.3, Soyea's phase 1 manufacturing (based on the SKD method) will not receive any fees from MyWeb. MyWeb will be responsible for arranging the sales of these boxes and receive all the profit from the sales. Soyea will bear full cost on transportation of the specified quantity of MyWeb Set-Top boxes at an agreed date and location in Beijing or other location specified by MyWeb via written notice.

4.    CKD method and joint development method.

4.1   Both parties have agreed on the second phase of cooperation (after phase 1
      SKD) will be based on the CKD method or joint development method. Details of the agreement will be determined/arranged in another agreement.

4.2 Both parties will share the profit of the sales of the boxes manufactured (based on the CKD method or joint development method). The Set Top Boxes should be installed with the software provided by MyWeb.

5.    Self Manufacture.

5.1 Soyea will be responsible for the assembling, production, design and manufacturing of the boxes based on the 3 methods as stated in the agreement. Soyea agrees not to provide any parts, assembling process, design, standard and software provided by Myweb to any third party (including Soyea's business partners/associates that are not recognize by MyWeb) to carry out the process of assembling, design, develop, produce or manufacturing without the prior written notice and approval/agreement by MyWeb.

6.    Linkage supply.

6.1 Both parties agree that hot links to Soyea's homepage will be placed on MyWeb's homepage on all the MyWeb Set-Top box manufactured by Soyea under this agreement.


7.    Product competition.

7.1 Other than with MyWeb, Soyea agrees not to work with any other third parties using any co-operation method, to manufacture software and hardware identical to that of this agreement for the set-top box product within the effective date of this agreement.


8.    Set-Top box -After sales service

8.1 Soyea agrees to provide after sales support and service to the users of Set-Top Box produced under this agreement including the [***] Set-Top Box in phase 1 which are to be sold by MyWeb. The costs of the after sales services and support is fully borne by the manufacturer regardless of the expiration or termination of this agreement.


9.    Trademark.

9.1 Both parties agree to use "Soyea" and "MyWeb" trademark on the set-top box manufactured by Soyea under this agreement. Both parties agree to register and own their respective trademark separately. Both parties agree to place their trademark separately on the set-top box. Both parties will not have a joint trademark nor come out with a joint trademark. Each party is responsible for any matters which may arise on their respective trademarks.


10.   Set-top box software installation.

10.1 Soyea agrees to assemble, develop, design, produce, manufacture or sell the set-top box manufactured within this agreement and is bound to install the software provided by MyWeb, unless the installation of the software is against the law or not ethical.

10.2 The set-top box shall not be installed with any other softwares or programs other than that stated under 10.1 without the prior written notice and consent from MyWeb.

10.3 MyWeb will have the full rights to the software installed. MyWeb will have the right to cancel, change, upgrade, or modify the installed software, by giving Soyea notice within a reasonable timeframe. Soyea agrees not to raise any objection on MyWeb' s rights on this matter.


11.   Copyrights of the installed software.

11.1 MyWeb will hold the copyrights of the software installed in the Set-top box under this agreement. Soyea is not allowed to duplicate, transfer, allow usage or either give out free or sell the software without the prior written notice and consent from MyWeb. Soyea will not be responsible for any disagreements arising on the third party's copyrights issues, other than MyWeb, in this agreement.


12.   Purchase of MyWeb products.

12.1 MyWeb has the right to purchase the set-top boxes manufactured under this agreement based on factory pricing (EX FACTORY PRICE) from Soyea. Soyea agrees to supply/deliver the manufactured quantity of set-top box requested by MyWeb within reasonable time at the EX FACTORY PRICE.

13.   MyWeb support.

13.1 MyWeb agrees to provide Soyea the following support for the manufacture and sale of Set-top boxes:

     (a)   Provide training and support to Soyea's staff.
     (b) Assist Soyea in ordering and providing recommended suppliers when/if Soyea faces difficulties in obtaining parts and accessories to manufacture the set-top boxes.
     (c) Assist Soyea in sourcing sales channel and recommending customers to Soyea when Soyea is selling the set-top box and at the same time assist in developing the set-top box market.
     (d) In situations where the cost of manufacturing the set-top box is higher than the retail price, MyWeb will consider subsidizing a specific amount of the cost of manufacturing the box in order to assist in developing the set top box market. MyWeb will have the full right to decide on the subsidy for the cost of manufacturing the box.

14.   Confidentiality.

14.1 For the purpose of this agreement, confidential information refers to any non-published information about the set-top box product, including all or partial information on the development, design, research, production, manufacture, repair related technical information, menu, graphics, bills, standard, software, program, internet design related information, set-top box development, design, productions and other necessary parts and accessories, pricing, vendors, technical method and standard, set-top box sales and rental related business secrets, business plans, development plans, market research, sales channels, financial records, signed agreements, memo, appendices, drafts and records (including this agreement) and any other information that have not been published to the public.


14.2 One party agrees not to disclose any confidential information to third parties without the prior written notice and agreement/consent of the other party.

14.3 Both parties agree to enforce the policy to keep the confidential information within relevant people in the organisation, and enforce the relevant personnel to strictly adhere to this clause, and to not disclose any confidential information to third parties. Both parties also agree not to disclose any confidential information to non-relevant staff within the organisation.

14.4 Both parties agree on the exception of the circumstances below which will not be deemed/considered as a breach of the agreement on disclosure of confidential information:-
      (1) Disclosing confidential information that is leaked out and known by the public before the disclosure.
      (2) Prior written notice and consent/agreement of the other party has been obtained.
      (3) Enforcement of law or required by the government department to do so. Otherwise, any party to the agreement must refuse to disclose the confidential information subject to receiving a written formal letter/document from the relevant government authorities.

14.5 Under any circumstances on clause 14.4 which allows one party to disclose confidential information, the party will have to inform the other party before the disclosure is made and if the other party has any objection to the disclosure, both parties should agree to discuss and come to an agreement prior to the disclosure.

14.6 Any party that violates the above clause, shall compensate the other party according to the terms set forth in this agreement, for the losses suffered by the other party.

15    Responsibility for violation of agreement.

15.1 The party that breaks any clause in the contract shall compensate the other party according to the terms in this agreement and any legal terms for the losses suffered by the other party. The compensation shall include any direct and indirect losses incurred, interest and costs incurred during the compensation process.

15.2 The obligation under clause 14 of this agreement will continue to be effective for 2 years after the due date of this agreement or 2 years after the date of any early termination date of this agreement. If one party breaks clauses 7 or 14 of this agreement within the effective period of the agreement or within 2 years of the due date or early termination of this agreement, both parties agree that the amount of [***] shall be the amount of losses incurred by the other party and the party which violates the agreement shall pay this amount as compensation without examining the actual amount of losses incurred by the other party. Where the acts of violating the agreement results in an illegal profit which is more than the compensation amount to the other party, the other party has the right to request from the party which violated the agreement for a compensation amount of more that [***] as the compensation amount.

16.   Compliance with Law.

16.1 Both parties shall comply with all laws, regulations, policies and guidelines of China with exception on the Conflicting Regulations of China laws.


17.   Arbitration.

17.1 Any differences or disputes arising from or related to this agreement shall be brought upon to the committee of International Economy and Business of China. The settlement shall be carried out by proper court procedure. The decision from the committee is final and is binding on both parties.

17.2 The arbitration shall be carried out in HangZhou or Beijing, using the Chinese Language.

18.   Force majeure.

18.1  Force majeure.
      The agreement shall interpret the force majeure as labor disputes, strikes, war or acts of war, insurrections, riot, civil commotion, acts of public enemy, accident, fire, diseases, acts of God, natural disasters, unworkable facilities, closure of factory or other similar causes which cannot be reasonably foreseen or if it can be reasonably foreseen, the cause and result of it cannot be reasonably controlled, avoided or resisted that will cause the affected party to be unable to perform and execute the contract totally or on time.

18.2  Notice.
      The party that is affected by any force majeure shall inform the other parties to the agreement, of the force majeure, immediately in writing. (If there is a breakdown in the lines of communication, to do so after the line of communication is reestablished.)

18.2  Documentary Proof.
      The party affected by any force majeure shall provide written documentary proof, issued by the local authorities of the place where the force majeure occurs, on the details of the force majeure within 15 days of the event, (the number of days shall be calculated from the day the communication channel is operating) to prove that the event is affecting the execution of the agreement partially, totally or causing delay in the execution of the agreement.

18.3 Either party that is affected by the force majeure shall not be exempted partially or totally from performing the contract unless the force majeure is affecting partially or totally the executions that are related to the agreement.

19.   Title.

19.1 The establishment of the title of each clause is only to facilitate checking and searching. The content of the clause shall be followed as the standard of the agreement and no reference or inference should be made from the titles of the clause.

20.   Validity of the agreement.

20.1 This agreement is valid for 2 years effective on the day of signing the agreement.


21.   Changes and termination of the agreement.

21.1  The agreement can be terminated for the following reasons:

A. Either party breaks the contract resulting in the other party being unable to perform the contract or no longer beneficial from the original agreement, causing the validity of the agreement to become meaningless.
B. The occurrence of force majeure, as mentioned in clause 15, resulting in the inability/impossibility to execute this agreement.
C. Termination because the due date of the agreement and this agreement has not been extended, or when both parties agree to cancel or terminate the agreement earlier.

D.    Required by law or other conditions/terms stated in this agreement.

      If either party breaks the agreement, the other party will have the right to terminate the agreement with written notice and, at the same time, requests the party which is breaking the contract for compensation.

21.2 This agreement cannot be altered during the term of the agreement without the prior written consent of both parties to the agreement.

22.   Notice and Delivery.

22.1 Any notice or communication (including mail, fax, telephone, telegraph and e-mail) under this agreement shall be delivered to the recipients according to the following address or telephone or fax stating the name of the contact person as listed below, in order for the notice to be valid.


Soyea
Contact Person : __________________ or _________________
Address :
Fax:
Telephone:
E-mail:


MyWeb Inc.com
Contact Person : __________________ or _________________
Address :
Fax:
Telephone:
E-mail:

22.2 The time of delivery of all notices vide the communication methods as stated in clause 22.1 shall be determined as follows:
A. All physical delivery or notice to the recipient must be acknowledged receipt/signed by recipient to be considered as a valid delivery or notice. Delivery or notice which is not acknowledged by the recipient is invalid.
B. Any notice via mailing method have to use registered express post or special express delivery, and is considered received by the recipient 72 hours after mailing.
C. Any telephone, faxes or e-mail to give notice to the recipient is considered received by the recipient upon receiving confirmation of delivery. If the notice is sent on a holiday, the notice shall be considered sent to the recipient on the first working day after the holiday.
D. Any telegraph notice shall be considered sent to the recipient after 24 hours of sending the telegraph.

If there are any changes in the above contact address and numbers, the party concerned will have to inform the company or other share holders of the company within 7 days of the changes.

23.   Other.

23.1 There are in total 2 copies of this agreement, each party holds one copy and each copy is equally valid.

23.2  The agreement will be effective upon signing by both parties.

(There is no actual content after this line)


The parties have caused this agreement to be executed by their duly authorized representatives.

Soyea (stamp)
Authorised Representative  : /s/ Dai Yang (Signature)
18th May 1999                ------------
                             Dai Yang
MyWeb Inc.com
Authorised Representative By: /s/ Danny Teow Teck Tow (Signature)
18th May 1999                 -----------------------
                              Danny Teow Teck Tow

Description                                          Price (USD)
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Motherboard                                          [***]
Modem                                                [***]
Ram (16 M )                                          [***]
Flash  ( 8 M )                                       [***]
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Total                                                [***]

Power Suppy                                          [***]
Wireless Keyboard                                    [***]
Remote control                                       [***]
Box                                                  [***]
Accessories                                          [***]
Software                                             [***]
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Grand Total                                          [***]

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